Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of SAF Jackson II LP, SAF Jackson II Inc., 1920576 Alberta Ltd., and Ryan Dunfield on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to shares of Common Stock of Sundial Growers Inc., an Alberta, Canada corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: October 13, 2020

SAF JACKSON II LP

By:	/s/ Ryan Dunfield
	Name:	Ryan Dunfield
	Title:	President and Chief Executive Officer

SAF JACKSON II INC.

By:	/s/ Ryan Dunfield
	Name:	Ryan Dunfield
	Title:	President and Chief Executive Officer

1920576 ALBERTA LTD.

By:	/s/ Ryan Dunfield
	Name:	Ryan Dunfield
	Title:	President

RYAN DUNFIELD

By:	/s/ Ryan Dunfield
	Name:	Ryan Dunfield